Exhibit 10.1

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED MORTGAGE WAREHOUSING AGREEMENT
This Second Amendment to Second Amended and Restated Mortgage Warehousing Agreement (“Second Amendment”) is made as of June 22, 2018, by and among M/I Financial, LLC (“Borrower”), the Lenders (as defined below) and Comerica Bank, as administrative agent for the Lenders (in such capacity, the “Agent”).
RECITALS
A.    Borrower entered into that certain Second Amended and Restated Mortgage Warehousing Agreement dated June 24, 2016, by and among the financial institutions from time to time signatory thereto (each, individually, a “Lender,” and any and all such financial institutions collectively the “Lenders”), Agent and Borrower, as amended by that certain First Amendment to Second Amended and Restated Mortgage Warehousing Agreement dated June 23, 2017 (as amended and as may be further amended, restated or otherwise modified from time to time, the “Mortgage Warehousing Agreement”).
B.    Borrower has requested that Agent and the Lenders make certain amendments to the Mortgage Warehousing Agreement and Agent and the Lenders are willing to do so, but only on the terms and conditions set forth in this Second Amendment.
NOW, THEREFORE, in consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, Agent and Lenders agree as follows:
1.    The following definitions set forth in Section 1.1 of the Mortgage Warehousing Agreement are amended and restated as follows:

“Applicable Margin” shall mean (i) with respect to any Advance accruing interest at the Daily Adjusting LIBOR Rate, 2.00% per annum and (ii) with respect to any Advance accruing interest at the Base Rate, 1.00% per annum.
“Required Documents” shall mean, for any applicable Mortgage Loan, all of the following:
(a)    a Request for Advance in form and substance reasonably satisfactory to Agent;
(b)    the original Mortgage Note endorsed by Borrower in blank (including all interim endorsements, if applicable), in form and substance satisfactory to Agent;

(c)    (i) an original executed assignment of the Mortgage in recordable form satisfactory to Agent, or (ii) a MERS assignment of the Mortgage securing the Mortgage Note by the Borrower, in the format as may be prescribed by MERS from time to time, executed by MERS, as nominee of the Borrower, in recordable form in blank, or (iii) where the Agent, the Borrower, MERS and MERSCORP have executed an Electronic Tracking Agreement, evidence in form and substance satisfactory to the Agent, of (A) all assignments of the Mortgage Loan to Borrower (including all intervening assignments), and (B) the designation of the Agent as the “Warehouse/Gestation Lender” in the Associated Member category for the subject Mortgage, all of which occurred on the MERS System. If appropriate filing and recording information regarding such Mortgage, including the MERS Identification Number (“MIN”), has not been inserted into the assignment and the Agent has determined that such information is necessary to perfect its security interest in such Mortgage and the Mortgage Loan secured thereby, the Borrower shall promptly provide such information to the Agent when available and hereby authorizes the Agent to insert such information as appropriate (whether or not such information is supplied to the Agent by the Borrower); provided, however, the Agent shall not have any obligation to insert such information, and may require the missing information to be completed by the Borrower; and
(d)    any other loan documents required by Agent or any Lender from time to time.
“Revolving Credit Aggregate Commitment” shall mean (a) during the Step-Up Periods, One Hundred Sixty Million Dollars ($160,000,000) and (b) at all other times, One Hundred Twenty Five Million Dollars ($125,000,000), in each case, subject to reduction or termination under Section 2.9 or 7.2 hereof.
“Revolving Credit Maturity Date” shall mean the earlier to occur of (i) June 21, 2019, and (ii) the date on which the Revolving Credit Aggregate Commitment shall terminate in accordance with the provisions of this Agreement.
“Step-Up Period” shall mean the period from September 25 to October 15 of each year and from November 15 of each year to February 4 of the next year.
“Swing Line Maximum Amount” shall mean Twenty Million Dollars ($20,000,000).
2.     Schedule 1.1 attached hereto as Attachment 1 shall amend, restate and replace in its entirety existing Schedule 1.1 to the Mortgage Warehousing Agreement.

3.    This Second Amendment shall become effective (according to the terms hereof) on the date (the “Second Amendment Effective Date”) the following conditions have been fully satisfied:

(a)Agent shall have received via facsimile or portable digital format (followed by the prompt delivery of original signatures) counterpart originals of this Second Amendment, in each case duly executed and delivered by the Agent, Borrower and the Lenders.

(b)Agent shall have received fully executed replacement Revolving Credit Notes for each Lender and a Swing Line Note for the Swing Line Lender, in each case duly executed and delivered by the Borrower.

(c)Borrower shall have paid to the Agent all fees or amounts, if any, that are due and owing to the Agent as of the Second Amendment Effective Date.

4.    Borrower hereby represents and warrants that, after giving effect to the amendments to the Mortgage Warehousing Agreement contained herein, (a) the execution and delivery of this Second Amendment are within such party’s limited liability company powers, have been duly authorized, are not in contravention of law or the terms of its organizational documents, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Second Amendment, of any governmental body, agency or authority, and this Second Amendment and the Mortgage Warehousing Agreement (as amended herein) will constitute the valid and binding obligations of such undersigned party, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Article 4 of the Mortgage Warehousing Agreement are true and correct in all material respects on and as of the date hereof (other than any representation or warranty that expressly speaks only as of a certain date), and (c) as of the date first above written and as of the Second Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing.

5.    Borrower and Lenders each hereby ratify and confirm their respective obligations under the Mortgage Warehousing Agreement, as amended by this Second Amendment and agree that the Mortgage Warehousing Agreement hereby remains in full force and effect after giving effect to this Second Amendment and that, upon such effectiveness, all references in such Loan Documents to the “Mortgage Warehousing Agreement” shall be references to the Mortgage Warehousing Agreement as amended by this Second Amendment.

6.    Except as specifically set forth above, this Second Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Mortgage Warehousing Agreement or any of the Notes issued thereunder, or to constitute a waiver by the Lenders or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Mortgage Warehousing Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

7.    Unless otherwise defined to the contrary herein, all capitalized terms used in this Second Amendment shall have the meaning set forth in the Mortgage Warehousing Agreement.

8.    This Second Amendment may be executed in counterpart in accordance with Section 11.9 of the Mortgage Warehousing Agreement.

9.    This Second Amendment shall be construed in accordance with and governed by the laws of the State of Michigan, without giving effect to principles of conflict of laws.

10.    As a condition of the above amendments and waiver, Borrower waives, discharges, and forever releases Agent, Lenders and their respective employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions known to Borrower that Borrower has or may have had at any time up through, and including, the date of this Second Amendment, against any or all of the foregoing in connection with the Mortgage Warehousing Agreement, including the Second Amendment thereto regardless of whether any such claims, causes of action, allegations or assertions arose as a result of Agent’s or such Lender’s actions or omissions.

[Signature page to follow]

IN WITNESS WHEREOF, Borrower, the Lenders and Agent have each caused this Second Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

M/I FINANCIAL, LLC

By:    /s/ Derek J. Klutch

Name:    Derek J. Klutch
Its:     President

COMERICA BANK, as Agent and a Lender

By:     /s/ Kelly Jasper

Name:    Kelly Jasper
Title:     Vice President

THE HUNTINGTON NATIONAL BANK, as a Lender

By:     /s/ Lisa M. Mahoney

Name: Lisa M. Mahoney
Title:     Assistant Vice President

BMO HARRIS BANK N.A., as a Lender

By:     /s/ Daniel Ryan

Name: Daniel Ryan
Title:     Vice President

ATTACHMENT 1

Schedule 1.1

Percentages and Allocations
Revolving Credit Facilities

During Each Step-Up Period:

LENDERS	REVOLVING CREDIT PERCENTAGE	REVOLVING CREDIT ALLOCATIONS
Comerica Bank	40.00%	$64,000,000
The Huntington National Bank	30.00%	$48,000,000
BMO Harris Bank N.A.	30.00%	$48,000,000
TOTALS	100%	$160,000,000

At all other times:

LENDERS	REVOLVING CREDIT PERCENTAGE	REVOLVING CREDIT ALLOCATIONS
Comerica Bank	40.00%	$50,000,000
The Huntington National Bank	30.00%	$37,500,000
BMO Harris Bank N.A.	30.00%	$37,500,000
TOTALS	100%	$125,000,000